Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in Registration Statement No. 333-47591 of PennFed Financial Services, Inc. on Form S-8 of our report dated
December 14, 2004, appearing in this Annual Report on Form 11-K of the Penn Federal Savings Bank 401(k) Plan for the year ended June 30, 2005.


/s/ Deloitte & Touche LLP


Parsippany, New Jersey
December 22, 2005